Exhibit 32

Certification

Pursuant to 18 U.S.C. (S) 1350, the undersigned officers of Mine Safety Appliances Company (the “Company”), hereby certify, to the best of their knowledge, that the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2004		/s/ John T. Ryan III
	Name:	John T. Ryan III
	Title:	Chief Executive Officer

/s/ Dennis L. Zeitler
	Name:	Dennis L. Zeitler
	Title:	Chief Financial Officer